Exhibit 99.1

Michael McConnell

Chief Financial Officer and Treasurer

503-469-4652

mmcconnell@digimarc.com

Leslie Constans

Digimarc Public Relations

503-469-4620

lconstans@digimarc.com

FOR IMMEDIATE RELEASE

Digimarc Corporation Reports Fourth Quarter and Fiscal Year 2005 Results

Beaverton, Ore. – March 9, 2006 – Digimarc Corporation (NASDAQ: DMRC) today reported its financial results for the fourth quarter and year ended December 31, 2005.

Digimarc’s total revenue for the fiscal year ended December 31, 2005 was $101.1 million, or 9% higher as compared to $92.9 million for the prior year. The Company reported a net loss for the year of $(23.1) million, or fully diluted net loss per share of $(1.13), as compared to a net loss of $(9.0) million, or fully diluted net loss per share of $(0.44) in 2004.

Fourth quarter revenue totaled $25.1 million, 13% higher than revenues of $22.3 million in the comparable period of 2004. Fourth quarter net loss was $(7.5) million, or net loss of $(0.37) per fully diluted share, compared with net loss of $(4.5) million, or net loss of $(0.22) per fully diluted share, for the same period last year.

The Company has reclassified certain costs from general and administrative to cost of revenue, sales and marketing, research, development and engineering, intellectual property, and amortization of intangibles in its consolidated financial statements. The reclassification is intended to better reflect the nature of the underlying costs and facilitate comparisons to other companies and industry benchmarks. Additional information concerning these changes is set forth in the Income Statement Information that accompanies this release.

Total operating expenses for 2005 were $56.5 million, 31% higher as compared to $43.1 million for the prior year. Fourth quarter operating expenses totaled $14.3 million, 16% higher as compared to operating expenses of $12.3 million for the same period last year.

Cash flow from operations for 2005 was a negative $(3.2) million, down from a positive $4.7 million in 2004. However, cash flow from operations did improve sequentially for the fourth quarter in a row, coming in at $1.4 million, up from $0.3 million in the preceding quarter and $(4.6) million from the fourth quarter of 2004.

“2005 ended on an encouraging note with a number of positive financial and market developments that position us well for improved financial performance in 2006,” said Digimarc Chairman and CEO Bruce Davis. “Digimarc’s quarterly financial trends were generally positive, as revenues grew at a higher rate in the second half of the year, operating expenses moderated, and cash flow improved.”

Davis continued, “The key success factors in our business begin with earning customers for life by profitably delivering exceptional value at fair prices and by growing our IP licensing margins as a trusted partner that supports its licensees’ businesses with technology and market evangelism. We believe we are making excellent progress toward those goals as evidenced by new contracts or extensions in late 2005 with Massachusetts, Texas and California and through the recent signing of two new license agreements with Dolby and Thomson.”

Fourth quarter business highlights

•      A new five-year agreement with the Texas Department of Public Safety valued at nearly $30 million to provide a new centrally issued driver license built upon Digimarc’s highly secure and durable Exian Evident card structure and fingerprint matching and facial recognition to screen for attempted driver license fraud.

•      A two-year contract extension with the California Department of Motor Vehicles, a long-time customer and the largest issuer of driver licenses in the U.S. Under this contract, Digimarc will continue to operate the nation’s highest volume central issue driver license system, which includes a world-class card production factory and more than 170 enrollment locations.

•      Successful integration by the Kansas Division of Motor Vehicles of two key elements of the Digimarc Identity Validation Suite (IDVS) – facial recognition and applicant data verification – into its driver license enrollment process to deter hundreds of attempts per year at driver license fraud and identity theft.

•      New patent license agreement with Thomson (Euronext Paris: 18453; NYSE: TMS) in support of Thomson’s efforts to offer digital watermarking solutions that help improve the management, distribution and protection of digital media content, including digital cinema.

•      A multi-year patent licensing agreement with Dolby Laboratories, including Dolby’s wholly owned subsidiary Cinea, Inc., to support the comprehensive set of forensic watermarking products and services that Cinea provides to the media and entertainment industry.

Early first quarter highlights include:

•      A new six-year contract with Indiana Bureau of Motor Vehicles to supply a new driver license issuance system, including a number of innovations in driver license security and system architecture, to help the state provide the highest level of customer service and security to its citizens.

•      Formation by the Distributed Computing Industry Association (DCIA) of the Peer-to-Peer (P2P) Digital Watermarking Group to leverage the power of digital watermarking to identify and protect copyrighted music, movies and images distributed across peer-to-peer file-sharing networks (see the DCIA’s announcement at: http://i-newswire.com/pr53876.html).

•      U.S. Department of Defense appropriation of $1 million to the U.S. Army Night Vision Electronic Sensor Directorate for the use of digital watermarking in providing more effective battlefield, port and border intelligence. Known as the “Smart Data Project: Real-Time Geospatial Video Sensor Intelligence for Night Vision Electronic Sensor Directorate (NVESD),” the contract award will be shared among four companies who are collaborating on the project.

Conference Call

Digimarc will hold its fourth quarter and fiscal year 2005 earnings conference call on Thursday, March 9 at 2 p.m. PT / 5 p.m. ET. The call will be open to the general public and the media and will be broadcast live by Web cast at www.digimarc.com and www.earnings.com. At Digimarc’s Web address, the call will be available by clicking on the “Q4 and Fiscal Year 2005 Earnings Release Conference Call” icon on the “Investor Relations Events” page. This Web cast will also be available for later listening at both sites for two weeks following the live call. Thereafter, the Web cast will be archived and available at http://www.digimarc.com/investor/events.asp under the subcategory “Company Presentations.”

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is a leading supplier of secure identity and media management solutions. Digimarc provides products and services that enable the annual production of more than 60 million personal identification documents, including two-thirds of U.S. driver licenses and IDs for more than 20 countries. Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with more than 230 issued U.S. patents with more than 5,000 claims, and approximately 500 pending patent applications in digital watermarking, personal identification and related technologies. The Company is headquartered in Beaverton, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; and the Washington DC area; and international offices in London and Mexico. Please go to www.digimarc.com for more company information.

Securities Safe Harbor

With the exception of historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements relating to the Company’s progress toward its goals of profitably delivering exceptional value to customers at fair prices and growing IP licensing margins by supporting licensees with technology and market evangelism, and other statements containing the words “believes,” “expects,” “estimates,” “anticipates,” “will” or words of similar import or statements of management’s opinion. These statements are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about risk factors that may affect actual results is set forth in filings by Digimarc with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, including but not limited to those described in the Company’s Form 10-Q for the quarterly period ended September 30, 2005, in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the caption “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

###

Digimarc Corporation

Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2005	2005	2004	2005	2004
Revenue:
Service	$21,107	$22,372	$18,395	$84,691	$73,919
Product and subscription	4,033	4,409	3,900	16,362	19,028
Total revenue	25,140	26,781	22,295	101,053	92,947

Cost of Revenue:
Service	17,016	15,253	13,034	61,465	47,591
Product and subscription	1,476	1,790	1,645	6,707	11,784
Total cost of revenue	18,492	17,043	14,679	68,172	59,375

Gross Profit:
Service	4,091	7,119	5,361	23,226	26,328
Product and subscription	2,557	2,619	2,255	9,655	7,244
Total gross profit	6,648	9,738	7,616	32,881	33,572

Percentage of gross profit to revenues:
Service	19%	32%	29%	27%	36%
Product and subscription	63%	59%	58%	59%	38%
Percentage of total gross profit to total revenues	26%	36%	34%	33%	36%

Operating expenses:
Sales and marketing	3,816	4,295	3,689	15,777	12,908
Research, development and engineering	3,596	3,199	2,362	13,131	8,327
General and administrative	5,654	4,852	4,926	21,524	17,150
Amortization of intangibles	738	1,147	659	4,035	2,536
Intellectual property	483	528	629	2,014	2,162
Total operating expenses	14,287	14,021	12,265	56,481	43,083

Operating income (loss)	(7,639)	(4,283)	(4,649)	(23,600)	(9,511)

Other income (expense), net	156	214	288	851	854
Income (loss) before provision for income taxes	(7,483)	(4,069)	(4,361)	(22,749)	(8,657)
Provision for income taxes	(49)	(159)	(137)	(348)	(365)
Net income (loss)	$(7,532)	$(4,228)	$(4,498)	$(23,097)	$(9,022)

Net income (loss) per share - basic	$(0.37)	$(0.21)	$(0.22)	$(1.13)	$(0.44)
Net income (loss) per share - diluted	$(0.37)	$(0.21)	$(0.22)	$(1.13)	$(0.44)

Weighted average shares - basic	20,522	20,497	20,444	20,485	20,326
Weighted average shares - diluted	20,522	20,497	20,444	20,485	20,326

Reclassification

Certain amounts in the above schedules have been reclassified to conform to the current year presentation. These reclassifications had no net effect on the Company’s results of operations or financial position for any year presented. Certain costs were reclassified from general and administrative to cost of revenue, sales and marketing, research, development and engineering, intellectual property, and amortization of intangibles. The amortization of intangibles category includes amortization costs related to intangible assets, primarily customer relationship intangibles recorded in December 2001 in connection with the Company’s acquisition of a business unit from Polaroid Corporation. The intellectual property category includes costs associated with documenting, applying for, and maintaining patents generated through the Company’s research and development efforts. The infrastructure category includes rent, leasehold improvements amortization, insurance expense and infrastructure depreciation. The centralized cost category includes centralized departments that serve all operations, such as our information technology department. The methods employed were based on headcount, square footage or a combination of both as appropriate. The tables below show the effects of these reclassifications on prior period numbers.

Digimarc Corporation

G&A Allocation Reconciliation

(in thousands)

(Unaudited)

		Amortization	Intellectual		Centralized
Year ending December 31,	Before	of Intangibles	Property	Infrastructure	Cost	After
2004
Cost of revenue - service	45,663	—	—	528	1,400	47,591
Total cost of revenue	57,447	—	—	528	1,400	59,375
Gross profit	35,500	—	—	(528)	(1,400)	33,572
Sales and marketing	11,919	—	—	472	517	12,908
Research, development and engineering	7,229	—	(1,200)	1,070	1,228	8,327
General and administrative	25,863	(2,536)	(962)	(2,070)	(3,145)	17,150
Amortization of Intangibles	—	2,536	—	—	—	2,536
Intellectual Property	—	—	2,162	—	—	2,162
Total operating expenses	45,011	—	—	(528)	(1,400)	43,083

Digimarc Corporation

G&A Allocation Reconciliation

(in thousands)

(Unaudited)

	March 31		June 30		September 30		December 31
Quarter ended:	Before	After	Before	After	Before	After	Before	After
2005
Total revenue	$24,379	$24,379	$24,753	$24,753	$26,781	$26,781	N/A	$25,140
Total cost of revenue	15,493	16,077	15,967	16,560	16,494	17,043	N/A	18,492
Sales and marketing	3,815	3,777	3,898	3,889	4,291	4,295	N/A	3,816
Research, development and engineering	2,483	2,908	3,001	3,428	2,898	3,199	N/A	3,596
General and administrative	7,004	5,497	6,999	5,521	6,234	4,852	N/A	5,654
Amortization of intangibles	811	811	1,339	1,339	1,147	1,147	N/A	738
Intllectual property	—	536	—	467	—	528	N/A	483
Operating income (loss)	(5,227)	(5,227)	(6,451)	(6,451)	(4,283)	(4,283)	N/A	(7,639)
Net income (loss)	(5,120)	(5,120)	(6,217)	(6,217)	(4,228)	(4,228)	N/A	(7,532)
Net income (loss) per share—basic	(0.25)	(0.25)	(0.30)	(0.30)	(0.21)	(0.21)	N/A	(0.37)
Net income (loss) per share—diluted	(0.25)	(0.25)	(0.30)	(0.30)	(0.21)	(0.21)	N/A	(0.37)

2004
Total revenue	$23,658	$23,658	$23,474	$23,474	$23,520	$23,520	$22,295	$22,295
Total cost of revenue	14,844	15,275	14,764	15,222	13,730	14,199	14,109	14,679
Sales and marketing	2,563	2,781	2,840	3,062	3,090	3,376	3,426	3,689
Research, development and engineering	1,722	1,935	1,550	1,771	1,931	2,259	2,026	2,362
General and administrative	5,465	3,506	5,579	3,558	7,436	5,160	7,383	4,926
Amortization of intangibles	—	642	—	547	—	688	—	659
Intllectual property	—	455	—	573	—	505	—	629
Operating income (loss)	(936)	(936)	(1,259)	(1,259)	(2,667)	(2,667)	(4,649)	(4,649)
Net income (loss)	(786)	(786)	(1,271)	(1,271)	(2,467)	(2,467)	(4,498)	(4,498)
Net income (loss) per share—basic	(0.04)	(0.04)	(0.06)	(0.06)	(0.12)	(0.12)	(0.22)	(0.22)
Net income (loss) per share—diluted	(0.04)	(0.04)	(0.06)	(0.06)	(0.12)	(0.12)	(0.22)	(0.22)

Digimarc Corporation

Balance Sheet Information

(in thousands)

(Unaudited)

	December 31,	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$23,964	$18,489
Short-term investments	739	25,068
Total cash, cash equivalents and investments	24,703	43,557
Accounts receivable, net	15,697	14,674
Inventory, net	7,451	8,858
Other current assets	2,828	1,779
Total current assets	50,679	68,868

Restricted cash	7,279	8,279
Property and equipment, net	64,108	63,975
Intangibles, net	17,164	21,162
Other assets, net	1,009	1,003
Total assets	$140,239	$163,287

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,722	$11,424
Accrued payroll and related costs	3,731	2,161
Deferred revenue	6,809	4,854
Other current liabilities	2,032	1,492
Total current liabilities	19,294	19,931

Other long-term liabilities	969	1,112

Stockholders’ equity	119,976	142,244
Total liabilities and stockholders’ equity	$140,239	$163,287

Digimarc Corporation

Cash Flow Information

(in thousands)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2005	2005	2004	2005	2004

Cash flows from operating activities:
Net loss	$(7,532)	$(4,228)	$(4,498)	$(23,097)	$(9,022)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,722	5,424	3,789	19,700	13,490
Stock-based compensation expense	151	153	—	506	—
Impairment of investments	—	—	165	—	465
Issuance of common stock for litigation settlement	—	—	—	—	348
Change in allowance for doubtful accounts	35	(82)	263	25	263
Other non-cash charges	(53)	(3)	129	(64)	703
Changes in operating assets and liabilities:
Restricted cash	7	1	(8,044)	1,000	(6,303)
Trade and unbilled accounts receivable, net	104	(723)	894	(1,048)	(1,448)
Inventory, net	1,088	(125)	(3,056)	1,407	(2,605)
Other current assets	(219)	349	(333)	(1,049)	273
Other assets, net	(88)	(50)	4	(6)	(253)
Accounts payable	154	(875)	4,741	(4,702)	4,840
Accrued payroll and related costs	(276)	510	(72)	1,570	1,092
Deferred revenue	2,212	(223)	1,280	1,955	1,694
Other liabilities	109	173	168	606	1,142
Net cash provided by (used in) operating activities	1,414	301	(4,570)	(3,197)	4,679
Cash flows from investing activities:
Purchase of property and equipment	(1,505)	(2,046)	(4,938)	(7,575)	(27,247)
Capitalization of labor costs	(1,343)	(1,634)	(2,765)	(7,932)	(12,444)
Sale or maturity of short-term investments	47,321	41,709	19,966	180,568	193,355
Purchase of short-term investments	(41,755)	(39,639)	(21,050)	(156,239)	(175,392)
Net cash provided by (used in) investing activities	2,718	(1,610)	(8,787)	8,822	(21,728)
Cash flows from financing activities:
Net proceeds from issuance of common stock	122	36	190	333	2,117
Principal payments under capital lease obligations	(132)	(117)	(70)	(483)	(205)
Net cash provided by (used in) financing activities	(10)	(81)	120	(150)	1,912
Net increase (decrease) in cash and cash equivalents	4,122	(1,390)	(13,237)	5,475	(15,137)